UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2004

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-72574	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officer)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 18, 2004, the Company issued a press release announcing results for the fourth fiscal quarter and fiscal year ended September 30, 2004. The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

On November 18, 2004, the Company conducted a conference call, during which it discussed financial results for the fourth fiscal quarter and fiscal year ended September 30, 2004. During the course of that call, the Company reiterated initial earnings guidance for its fiscal year ending September 29, 2005. The key assumptions underlying the guidance information discussed in the conference call include the following: (i) fiscal 2005 will be a 52 week fiscal year as opposed to fiscal 2004, which was a 53 week fiscal year; (ii) an increase of approximately 3.0% to 4.0% in the Company’s merchandise comparable sales; (iii) merchandise margin of approximately 36.0% to 36.5%; (iv) an increase of approximately 1.0% to 2.0% in the Company’s comparable gasoline gallons sold; (v) gasoline margin in the range of 12 cents per gallon; and (vi) net capital expenditures of approximately $55 million.

* Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Document

99.1	Press Release dated November 18, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: November 18, 2004

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release dated November 18, 2004

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